UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): August 16, 2007

AOB BIOTECH, INC.
(Exact name of registrant as specified in its charter)

California	90-0110902
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

0-32923
(Commission File Number)

301 N. Lake Avenue, Suite 202 Pasadena, CA 91101	(626) 796-3988
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Matters

The Company has been informed that in connection with an investigation by the Securities and Exchange Commission into certain transactions by its former Chief Executive Officer, a Receiver has been appointed by the Court to take control of all of the assets of the Company.  All business has ceased and the Receiver is in the process of liquidating the Company’s assets including its inventory.

The Company is inactive and there is no assurance that it will be able to begin any business activities in the future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOB Biotech, Inc.

Date: August 30, 2007	/s/ Dr. Eva Aw
Dr. Eva Aw,
Interim Chief Executive Officer